Exhibit 99.1

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2015 and December 31, 2014

(In thousands)

	September 30, 2015 (Unaudited)	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$177,291	$158,373
Receivables (note 3)	92,327	120,617
Inventories	252,841	242,802
Prepaid expenses	127,971	69,794

Total current assets	650,430	591,586

Noncurrent assets:
Property, plant, and equipment – net	325,876	749,101
Other assets	4,517	4,124

Total noncurrent assets	330,393	753,225

Total	$980,823	$1,344,811

Liabilities and Members’ Deficit
Current liabilities:
Payables to affiliates (note 3)	$945,153	$1,216,763
Accounts payable and accrued expenses	249,536	189,771

Total current liabilities	1,194,689	1,406,534

Other	1,565	1,601

Total noncurrent liabilities	1,565	1,601

Total liabilities	1,196,254	1,408,135

Members’ deficit:
ExxonMobil	(107,111)	(32,873)
ExxonMobil Pipeline	(3,085)	(947)
PDV Chalmette	(110,197)	(33,820)

Total Chalmette Refining L.L.C. and Subsidiaries’ deficit	(220,393)	(67,640)

Noncontrolling interests	4,962	4,316

Total deficit	(215,431)	(63,324)

Total	$980,823	$1,344,811

See accompanying notes to consolidated financial statements.

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CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Statements of Operations

Nine months ended September 30, 2015 and 2014

(Unaudited)

(In thousands)

	September 30,	September 30,
	2015	2014
Revenues:
Sales (note 3)	$3,388,258	$5,383,848
Interest income	109	217

Total revenue	3,388,367	5,384,065

Cost of sales and expenses:
Cost of sales and operating expenses	2,961,695	5,259,082
Selling, general, and administrative expenses	134,438	132,678
Depreciation and amortization	38,934	37,450
Impairment of property, plant, and equipment	405,408	—

Total cost of sales and expenses	3,540,475	5,429,210

Net loss	(152,107)	(45,145)
Less net income attributable to noncontrolling interests	646	667

Net loss attributable to Chalmette Refining L.L.C. and Subsidiaries	$(152,753)	$(45,812)

See accompanying notes to consolidated financial statements.

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CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Nine months ended September 30, 2015 and 2014

(Unaudited)

(In thousands)

	September 30,	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(152,107)	$(45,145)
Adjustments to reconcile net income to net cash provided by (used in) by operating activities:
Depreciation and amortization	38,934	37,450
Impairment of property, plant and equipment	405,408	—
Other noncurrent liabilities	(36)	(48)
Changes in operating assets and liabilities:
Receivables	28,290	(2,821)
Inventory	(10,039)	(14,548)
Prepaid expenses	(58,177)	(47,636)
Payables to affiliates	(271,610)	(98,120)
Accounts payable and accrued expenses	60,090	131,496
Other assets	(393)	2,803

Net cash provided by (used in) operating activities	40,360	(36,569)

Cash flows from investing activities:
Capital expenditures	(21,442)	(41,295)

Net cash used in investing activity	(21,442)	(41,295)

Net increase (decrease) in cash and cash equivalents	18,918	(77,864)
Cash and cash equivalents, beginning of period	158,373	310,180

Cash and cash equivalents, ending of period	$177,291	$232,316

Noncash transactions:
Change in capital expenditures included in accounts payable and accrued expenses	$—	$413

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$16,854	$13,683

See accompanying notes to consolidated financial statements.

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CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

(Unaudited)

(1)	Significant Accounting Policies

(a)	Basis of Presentation

Certain information and note disclosures normally in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted; however, management believes the disclosures that are made are adequate to make the information presented not misleading. These financial statements and notes should be read in conjunction with the consolidated financial statements and notes thereto included in Chalmette Refining, L.L.C.’s consolidated financial statements for the year ended December 31, 2014.

(b)	Organization

Chalmette Refining, L.L.C. was formed as a limited liability company on June 17, 1997, by PDV Chalmette, Inc., a Delaware corporation (PDV Chalmette), which is a wholly owned subsidiary of PDV Holding, Inc., a Delaware corporation, which is a wholly owned subsidiary of Petroleos de Venezuela S.A. (PDVSA); ExxonMobil Oil Corporation, a New York corporation (ExxonMobil); and Mobil Pipe Line Company, a Delaware corporation (EMPLC), both of which are wholly owned subsidiaries of Exxon Mobil Corporation, a Delaware corporation. In accordance with the amended and restated Limited Liability Company Agreement dated October 28, 1997 (the L.L.C. Agreement), the members’ liability is limited to the maximum amount permitted under the laws of the state of Delaware and the limited liability status expires on the occurrence of events specified in the L.L.C. Agreement. PDV Chalmette, ExxonMobil, and EMPLC are collectively referred to as the members.

The accompanying consolidated financial statements have been prepared assuming Chalmette Refining, L.L.C. and its wholly and majority-owned subsidiaries (collectively, the Company) will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Under the terms of the Company’s L.L.C. Agreement, if at any time the Company’s Executive Committee determines that the Company requires additional capital, it shall notify the members of the amount of additional capital required to enable the Company to realize its assets and discharge its liabilities in the normal course of business. The L.L.C. Agreement also allows for additional alternatives for funding the Company pursuant to which the members have agreed to defer payments of amounts otherwise currently due and payable to the members for Company purchases of crude oil and petroleum intermediate feedstocks. Such deferred payables, which are included in “payables to affiliates” in the accompanying consolidated balance sheet, bear interest at 30-day LIBOR plus 6% (6.19% at September 30, 2015 and 6.15% at December 31, 2014) and aggregated $667 million at September 30, 2015 and $913 million at December 31, 2014. Changes in deferred payables to affiliates are reflected as operating activities in the accompanying consolidated statements of cash flows. Interest expense on the deferred payables to affiliates for the period ended September 30, 2015 and 2014 is $37 million and $36 million, respectively. The interest expense is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations. Such arrangement is significant to the financial position, results of operations, and cash flows of the Company.

4	(Continued)

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

(Unaudited)

The Company operates a crude oil and petrochemical refinery (the Refinery) located in Chalmette, Louisiana and related pipeline and storage facilities.

In conjunction with the terms of the Asset Contribution Agreement (the Agreement) entered into on October 28, 1997, the members contributed the following net assets to the Company in exchange for membership interests in the Company:

Percentage Interests – The relative ownership interests of the members, as defined in the L.L.C. Agreement, shall be equal to their percentage interests that are PDV Chalmette – 50%; ExxonMobil – 48.6%; and EMPLC – 1.4%.

Profit and Loss Allocation – Profits and losses, adjusted for any differences between the distribution value and book value on any property that is distributed in kind to any member, shall be allocated according to the L.L.C. Agreement among the members in accordance with their percentage interests.

Distributions – One hundred percent of operating cash, as defined in the L.L.C. Agreement, shall be distributed to the members in accordance with their percentage interests. There were no distributions in the nine-month period ended September 30, 2015 or for the year ended December 31, 2014.

(c)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Chalmette Refining, L.L.C and its wholly and majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

(d)	Estimates, Risks, and Uncertainties

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s operations could be influenced by domestic and international political, legislative, regulatory, and legal environments. In addition, significant changes in the prices or availability of crude oil could have a significant impact on the Company’s results of operations for any particular year.

(e)	Biofuel Obligations

Government regulations require the Company to blend a certain percentage of biofuels into the products it produces. These obligations arise as production occurs. To the degree that the Company is unable to blend biofuels at the required percentage, it purchases biofuel certificates to meet those obligations. The Company purchases all of its biofuel certificates from ExxonMobil, a related party. The purchase price of the biofuel certificates is based on a contract with ExxonMobil and is equal to the average price ExxonMobil paid for biofuel certificates to meet the Company’s obligation for the

5	(Continued)

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

(Unaudited)

compliance year. The purchase price is set by the reporting date but may be lowered in the following period if ExxonMobil has available carryover certificates from a prior year at a lower average price. As of September 30, 2015 and December 31, 2014, the Company recognized outstanding biofuel obligations of $202.2 million and $145.2 million, respectively.

As of the date of this report, government regulators have not issued the 2014 applicable standards, which have delayed the surrendering of the biofuel certificates related to 2013 compliance. Accordingly, those certificates are recorded as other inventory at their historic costs of $79.5 million at September, 2015. The Company prepaid $122.8 million to ExxonMobil as of September 30, 2015 and $65.7 million as of December 31, 2014 for its 2014 and 2015 compliance certificates.

On October 30, 2015 ExxonMobil and PBF Energy, Inc. agreed that effective with the closing of the sale discussed in note 2, ExxonMobil will assume the 2014 and 2015 biofuel obligations up to November 1, 2015.

(f)	Income Taxes

Chalmette Refining, L.L.C. has elected to be treated as a partnership for income tax purposes. Accordingly, income taxes are the responsibility of the members. As a result, the consolidated financial statements include no provision for federal or state income taxes relating to the Chalmette Refining, L.L.C. Certain subsidiaries of Chalmette Refining, L.L.C. are subject to taxation, and income taxes have been provided in the accompanying consolidated financial statements for such entities. Income tax expense and related liabilities are not material.

(g)	Subsequent Events

The Company evaluated events of which its management was aware subsequent to September 30, 2015, through the date that this report was available to be issued, which is October 30, 2015.

(2)	Impairment

On June 17, 2015, the members signed an agreement with PBF Energy Inc. for the sale of the Company’s outstanding members’ interests. Per the terms of the sale agreement, PBF Energy will acquire one hundred percent of the Company including it’s wholly and majority-owned subsidiaries. The transaction is expected to close on November 1, 2015. Management concluded the signing of the sale agreement was a triggering event and recorded an impairment charge of $405.4 million to reduce the carrying amount of property, plant, and equipment to its fair value.

(3)	Related Parties

In accordance with the Operating Agreement, entered into by ExxonMobil and the Company, ExxonMobil provides all managerial personnel, operating personnel, technical personnel, and support personnel, and services to operate the Company. For the nine months ended September 30, 2015 and 2014, the Company was charged approximately $87 million and $86 million, respectively, for such personnel and services under the terms of the Operating Agreement. The balance payable to ExxonMobil and/or its affiliates was approximately $10 million at September 30, 2015 and $8 million at December 31, 2014.

6	(Continued)

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

(Unaudited)

The Company was also charged various other operating expenses from ExxonMobil and/or its affiliates ($83 million for the nine months ended September 30, 2015 and $99 million for the nine months ended September 30, 2014) and PDVSA and/or its affiliates ($23 million for the nine months ended September 30, 2015 and $28 million for the nine months ended September 30, 2014). The balance payable to ExxonMobil and/or its affiliates was approximately $15 million and $12 million at September 30, 2015 and December 31, 2014, respectively. The balance payable to PDVSA and/or its affiliates was approximately $17 million and $71 million at September 30, 2015 and December 31, 2014, respectively.

A majority of the Company’s purchases of crude oil and petroleum intermediate feedstocks were from ExxonMobil and/or its affiliates ($1,855 million and $3,760 million for the nine months ended September 30, 2015 and 2014, respectively) and PDVSA and/or its affiliates ($776 million and $1,129 million for the nine months ended September 30, 2015 and 2014, respectively). The balance payable to ExxonMobil and/or its affiliates was approximately $456 million and $604 million at September 30, 2015 and December 31, 2014, respectively. The balance payable to PDVSA and/or its affiliates was approximately $448 million at September 30, 2015 and $522 million at December 31, 2014. Prior to 2000, substantially all such purchases were made from ExxonMobil pursuant to the terms of a nonassociation Crude Oil Supply Agreement (NA-COSA), wherein the purchase price was dependent upon several factors including the product acquired, the method of acquisition, the location of the acquisition, and current market prices. In 2000, the Company began to make significant purchases of crude oil under the terms of the Association Oil Supply Agreement in addition to continuing purchases under the NA-COSA. Under the terms of the Association Oil Supply Agreement, dated November 1, 1997, affiliates of ExxonMobil and PDVSA are required to sell their respective percentage interest of extra-heavy oil to the Company at prices dependent upon several factors including the product acquired and current market prices. The term of the Association Oil Supply Agreement is dependent upon production of Cerro Negro crude from the Venezuela area known as Orinoco Belt and is anticipated to be produced over a period of approximately 35 years.

As of January 1, 2008, the NA-COSA was terminated. Sales of nonassociation crude oil have continued, and will continue until further notice, on a spot basis pursuant to written agreements that generally follow the basic terms and conditions of the NA-COSA. Additionally, due to changes in ExxonMobil and PDV Chalmette affiliates’ interests in the upstream Cerro Negro project, the Association Oil Supply Agreement has also been terminated. The sale and purchase of Cerro Negro crude (Morichal 16) from PDV Chalmette affiliates continues on a spot basis and in accordance with PDVSA standard terms and conditions, as amended by the Company. The Company will continue to entertain the development of replacement agreements with its owners/suppliers. Management does not anticipate a material adverse effect on the Company’s financial position, results of operations, or cash flows resulting from the continued supply of crude using spot sales or potential future negotiations regarding supply framework agreements.

For the nine months ended September 30, 2015 and 2014, a substantial portion of the Company’s sales were to ExxonMobil (approximately $3,369 million and $5,335 million, respectively). The receivable balance due from ExxonMobil was approximately $87 million and $117 million at September 30, 2015 and December 31, 2014, respectively. Sales of gasoline and distillates are made under the terms of sales agreements, which were effective November 1, 1997, and are renewable on an annual basis at the expiration of their initial terms. The sales price is based upon a percentage of published prices for the respective product and is

7	(Continued)

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

(Unaudited)

dependent upon the method of delivery. Furthermore, the terms of the sales agreements are such that ExxonMobil has the contractual obligation to purchase 100% of the Company’s gasoline and distillate products, with PDV Chalmette having the option to purchase up to 50% of such production. PDV Chalmette did not exercise this option in 2015. Sales of gasoline and distillates represented approximately 88% of total sales for both the nine months ended September 30, 2015 and 2014. Other products are sold, to affiliates, under various agreements having varying terms and pricing methods.

Effective with the closing of the sale discussed in note 2, all material related party agreements will terminate.

(4)	Inventories

Inventories consisted of the following (in thousands):

	September 30,	December 31,
	2015	2014
Petroleum and chemical products	$81,872	$83,342
Crude oil	60,478	54,049
Materials and supplies	25,240	25,945
Other	85,251	79,466

	$252,841	$242,802

Crude oil and petroleum and chemical product inventories are stated at the lower of cost or market, and cost is determined using the last-in, first-out (LIFO) method. At September 30, 2015 and December 31, 2014, the ending inventory replacement cost was approximately $252 million and $319 million, respectively. Materials and supplies are valued primarily using the moving average cost method. Other inventories include biofuels certificates required to satisfy the Company’s compliance obligation valued at cost of acquisition.

(5)	Property, Plant, and Equipment – Net

Property, plant, and equipment consisted of the following (in thousands):

	September 30,	December 31,
	2015	2014
Land	$15,136	$15,136
Buildings	23,725	23,713
Machinery and equipment	1,345,649	1,342,427
Construction in progress	38,608	23,533

Total property, plant, and equipment	1,423,118	1,404,809
Accumulated depreciation and amortization	(1,097,242)	(655,708)

Property, plant, and equipment – net	$325,876	$749,101

8	(Continued)

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

(Unaudited)

Depreciation and amortization expense for the nine-month periods ended September 30, 2015 and 2014 was $39 million and $37 million, respectively.

(6)	Contingencies

The Company is subject to claims and complaints that have arisen in the ordinary course of business. It is the opinion of management that the outcome of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

9